Exhibit 99.1

PAR PETROLEUM CORPORATION RESCHEDULES EARNINGS CALL

HOUSTON, TEXAS (Wednesday, March 26, 2014) Par Petroleum Corporation (OTCQB: PARR) will host a live conference call on Monday, March 31, 2014, at 9:00 AM Central. You may listen or participate in the call by telephone or listen only on our webcast.

Attendee Audio:

Dial-In:	1(888) 517-2458 US Toll Free
Passcode:	7642445#

Live Audio Webcast:

http://event.onlineseminarsolutions.com/r.htm?e=764726&s=1&k=813B7C5351B54033A8918DB58A72FE5B

Par Petroleum Corporation

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121